                                     [LETTERHEAD]



Report of Independent Accountants on Applying Agreed-Upon Procedures


U.S. Bancorp

We have performed the procedures enumerated below, which were agreed to by U.S. Bank National Association ND (formerly First Bank of South Dakota), the Transferor, and FBS Card Services, Inc., the Servicer, wholly-owned subsidiaries of U.S. Bancorp (collectively known as the "Companies"), pursuant to the Pooling and Servicing Agreement dated February 1, 1997 and the Supplement dated February 27, 1997 (the "PSA"), solely to assist you with respect to the First Bank Corporate Card Master Trust Series 1997-1 (the "Trust") and compliance with the PSA. This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or any other purpose.

Our procedures, with respect to the PSA, were as follows:

SECTION 3.1 - ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATED TO THE
SERVICER

  1. Obtained a copy of the December 31, 1997 Monthly Certificateholder Statement (the "Statement") as evidence that FBS Card Services, Inc. is the Servicer.

  2. Obtained a copy of the State of Minnesota and the State of South Dakota Certificates of Good Standing for FBS Card Services, Inc. dated February 19, 1997.

  3. Obtained the Statements for the months of February 1997 through December 1997 and on a sample basis agreed information from ancillary systems to the Statements. The results of these procedures are reported in a separate letter to U.S. Bancorp and Citibank, N.A. dated April 22, 1998.

  4. Inquired of Randy Ritterman, Assistant Vice President, regarding whether FBS Card Services, Inc. has procedures for identifying and accounting for Ineligible Receivables, as defined by Section 2.4 (d) of the PSA, and for payments received with respect to Ineligible Receivables, separately from its accounting for Collections on Receivables retained by the Trust. Randy Ritterman represented that FBS Card Services, Inc. has procedures for identifying and accounting for Ineligible Receivables, as defined by
      Section 2.4 (d) of the PSA, and for payments received with respect to Ineligible Receivables, separately from its accounting for Collections on Receivables retained by the Trust.

  5. Obtained documentation from J.H. Marsh McLennan, U.S. Bancorp's fidelity bond coverage provider, indicating that FBS Card Services, Inc., maintains fidelity bond coverage to insure against losses resulting from wrongdoing of its officers and employees servicing charge card receivables.

SECTION 3.2 - SERVICING COMPENSATION

  1. Obtained the Statements for February 1997 through December 1997 and recalculated FBS Card Services, Inc.'s servicing fee to be an amount equal to 1/12 of the product of the series servicing fee rate (1%) by the servicing base amount, and the first month's servicing fee is reduced to reflect only the number of days in the month from closing through the day preceding the initial distribution date, and the servicing fees are equally allocated between certificates.

SECTION 3.3 - REPRESENTATIONS AND WARRANTIES OF THE SERVICER

  1. Obtained the State of Minnesota and South Dakota Certificates of Good Standing) from Randy Ritterman, U.S. Bancorp Assistant Vice President, indicating FBS Card Services, Inc., is duly incorporated and in good standing under Minnesota laws, and has full corporate power, authority and legal right to its own properties and conduct its charge card business and to execute, deliver and perform its obligations under the PSA.

  2. Inquired of Randy Ritterman, Assistant Vice President, whether FBS Card Services, Inc. has obtained all licenses and approvals necessary to service the Receivables as required under federal and Minnesota law. Randy Ritterman represented that FBS Card Services, Inc. has obtained the above referenced licenses and approvals necessary to service the Receivables as required under federal and Minnesota law.

  3. Compared the names of the signers (Donald Jacobson and Randy Ritterman) on the Statements to the Board of Directors' resolutions indicating that the signers' Statements are authorized to act on behalf of the Companies.

  4. Inquired of Randy Ritterman, Assistant Vice President, regarding whether to the best of his knowledge, there are no proceedings or investigations pending related to the servicing of Trust Receivables, as defined in Section 1.1 of the PSA. Randy Ritterman represented that there are no proceedings or investigations pending related to the servicing of Trust Receivables, as defined in Section 1.1 of the PSA.

  5. Inquired of Randy Ritterman, Assistant Vice President, regarding whether to the best of his knowledge, FBS Card Services, Inc. has not permitted any rescission or cancellation of any Receivable, as defined in Section
      1.1 of the PSA, except as ordered by a court of competent jurisdiction or other Governmental Authority. Randy Ritterman represented that FBS Card Services, Inc. has not permitted any rescission or cancellation of any Receivable, as defined in Section 1.1 of the PSA, except as ordered by a court of competent jurisdiction or other Governmental Authority.

  6. Inquired of Randy Ritterman, Assistant Vice President, regarding whether to the best of his knowledge, all approvals, authorizations, consents, orders, or other actions of any person or Governmental Authority required in connection with the execution and delivery of the PSA by FBS Card Services, Inc. were complete. Randy Ritterman represented that all approvals, authorizations, consents, orders, or other actions of any person or Governmental Authority required in connection with the execution and delivery of the PSA by FBS Card Services, Inc. were complete.

  7. Inquired of Randy Ritterman, Assistant Vice President, regarding whether to the best of his knowledge, each Receivable, as defined in Section 1.1 of the PSA, is payable pursuant to a contract which does not create a lien on any merchandise purchased thereunder. Randy Ritterman represented that each Receivable, as defined in Section 1.1 of the PSA, is payable pursuant to a contract which does not create a lien on any merchandise purchased thereunder.

SECTION 3.4 - REPORTS AND RECORDS FOR THE TRUSTEE

  1. Inquired of Randy Ritterman, Assistant Vice President, whether upon reasonable prior notice he can prepare, using the Daily Total System Management Reports, and make available for inspection by the Trustee a record setting forth:

      (a) the aggregate amount of Collections, all payments paid by corporate clients as obligors under the Corporate Card Agreement, processed by the Servicer on the preceding Business day, and
      (b) the aggregate amount of Receivables, as defined in Section 1.1 of the PSA, as of the close of business on the preceding Business Day.

      Randy Ritterman represented that upon reasonable prior notice he can prepare, using the Daily Total System Management Reports, and make available for inspection by the Trustee a record setting forth the above referenced information.

  2. Inquired of Randy Ritterman, Assistant Vice President, procedures to provide an Officer's Certificate signed by the Servicing Officer to the Trustee and each rating agency. Randy Ritterman represented that procedures are in place to provide an Officer's Certificate signed by the Servicing Officer to the Trustee and each rating agency.

SECTION 3.5 - ANNUAL SERVICER'S CERTIFICATE

  1. Obtained a copy of the Annual Certificate to the Trustee, and rating agencies for the eleven month period ending December 31, 1997.

SECTION 3.7 - TAX TREATMENT

  1. Inquired of Randy Ritterman, Assistant Vice President, whether to the best of his knowledge, the Companies have not filed a tax return or obtained an employer identification number on behalf of the Trust. Randy Ritterman represented that the Companies have not filed a tax return or obtained an employer identification number on behalf of the Trust.

SECTION 3.9 - REPORTS TO THE COMMISSION

  1. Obtained a copy of the February 1997 through December 1997 Statements filed with the Securities Exchange Commission as required under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities Exchange Commission thereunder.

SECTION 4.1 - RIGHTS OF CERTIFICATEHOLDERS

  1. Obtained copies of the First Bank Corporate Card Master Trust (the "Trust") Class A 6.40%, Asset Backed Certificates Number R-1 and R-2 and Class B 6.55% Asset Backed Certificate Number R-1 issued February 27, 1997, evidencing that they represent an undivided interest in the Trust.

SECTION 4.2 - ESTABLISHMENT OF ACCOUNT

  1. Obtained a memo from Annette Marsula, Citibank, Senior Trust Officer, supporting the existence of the Collection and Excess Funding Accounts in the name of Citibank, the Trustee.

  2. Obtained the Interest Funding Account Statements provided to FBS Card Services, Inc. by Citibank, indicating the amount deposited in the Interest Funding Account for February 1997 through December 1997.

SECTION 4.3 - COLLECTIONS AND ALLOCATIONS

  1. Confirmed with Standard & Poor's and Moody's that the Transferor, U.S. Bank National Association ND, has a certificate of deposit or commercial paper rating of at least A-1 and P-1, respectively.

  2. Recalculated whether FBS Card Services, Inc. allocated to the Holder of the Exchangeable Transferor or Certificate an amount equal to the product of the Transfer or Percentage and the aggregate amount of Principal Collections and Yield Collections, respectively, in each Collection Period.

SECTION 8.8 - EXAMINATION OF RECORDS

  1. Inquired of Randy Ritterman, Assistant Vice President, whether FBS Card Services, Inc.'s procedures clearly and unambiguously identify each Account in its computer or other records to reflect that the Receivables arising in the Account have been conveyed to the Trust. Randy Ritterman represented that FBS Card Services, Inc.'s procedures clearly and unambiguously identify each Account in its computer or other records to reflect that the Receivables arising in the Account have been conveyed to the Trust.

  2. Inquired of Randy Ritterman, Assistant Vice President, whether, FBS Card Services, Inc., prior to sale or transfer to a third party, examines its computer and other records of any receivable held in custody, to determine that such receivable is not a Receivable as defined in Section 1.1. Randy Ritterman represented that prior to sale or transfer to a third party, examines its computer and other records of any receivable held in custody, to determine that such receivable is not a Receivable as defined in
      Section 1.1.

We were not engaged to, and did not perform an audit, the objective which would be the expression of an opinion on the specified elements, accounts or items thereof. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

                                             Very truly yours,


                                             /s/ ERNST & YOUNG LLP

April 22,1998

                                     [LETTERHEAD]



Independent Accountants' Report on Applying Agreed-Upon Procedures


U.S. Bancorp
Minneapolis, Minnesota

             First Bank Corporate Credit Card Master Trust Series 1997-1
             -----------------------------------------------------------

We have performed the procedures described below, which were agreed to by U.S. Bank National Association ND, the Transferor (formerly First Bank of South Dakota), and FBS Card Services, Inc., the Servicer, wholly owned subsidiaries of U.S. Bancorp, (collectively known as the "Companies"), solely to assist you with respect to the monthly certificateholder's statements (the "Statement") prepared by FBS Card Services, Inc., during each of the eleven months in the corresponding period ended December 31, 1997 pursuant to subsection 3.4 (b) of the Pooling and Servicing Agreement dated February 1, 1997 and supplement dated February 27, 1997 (collectively, the "Agreement"). This engagement to apply agreed-upon procedures was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of the procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or any other purpose.

We performed the procedures enumerated in the letter dated April 21, 1998 from the Companies, included as Attachment A to this letter, to each Statement for each of the eleven months in the corresponding period ended December 31, 1997 prepared by the Companies pursuant to subsection 3.4 (b) of the Agreement. As a result of the procedures performed, we noted no instances where amounts set forth in the Statements were allocated incorrectly or we were not in agreement with the corresponding amounts in the Companies' servicing records, except as described in Attachment B to this letter.

We were not engaged to, and did not perform an audit, the objective which would be the expression of an opinion on the specified elements, accounts or items thereof. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the specified users listed above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report may be distributed to those authorized to receive such information as specified in the Agreement.

                                             /s/ ERNST & YOUNG LLP

April 22, 1998

[LOGO]


601 Second Avenue South              ATTACHMENT A
Minneapolis, MN 55402-4302

April 21, 1998

U.S. Bancorp
Minneapolis, MN

Subsection 3.4 (b) of the Pooling and Servicing Agreement dated February 1, 1997 and the supplement to this agreement dated February 27, 1997 (collectively, the "Agreement") between U.S. Bank National Association ND, (formerly First Bank of South Dakota), the Transferor, FBS Card Services, Inc., the Servicer, wholly owned subsidiaries of U.S. Bancorp, (collectively known as the "Companies"), states that on or before April 30 of each calendar year, the Servicer shall cause a firm of nationally recognized independent accountants to furnish a report to the Trustee, the Servicer, and each Rating Agency that they have compared the mathematical calculations of certain amounts for the monthly certificates delivered pursuant to subsection 3.4 (b) of the Agreement (the "Statement") with the computer reports of the Servicer. For each of the eleven months in the period ended December 31, 1997, we will perform the below agreed-upon procedures to satisfy the requirements of subsection 3.4 (b) of the Agreement. You are responsible for the sufficiency (nature, timing, and extent) of the below procedures and we are responsible for carrying out the procedures and reporting the findings in accordance with Statement on Auditing Standards No. 75.

SERIES 1997-1

1. Obtain a copy of the Statements provided to Citibank, from Randy Ritterman, Assistant Vice President, for each month end for the period from February 1997 through December 1997. Agree the name of the officers, Donald C. Jacobson and Randy L. Ritterman, signing the Statements to a U.S. Bancorp Board of Directors authorization indicating they are authorized to act on behalf of FBS Card Services, Inc.

2. Compare the information contained in the February 1997 through December 1997 Statements to Exhibit C of the Agreement.

3. Agreed the mathematical calculations of each amount included in the February 1997 through December 1997 Statements by comparing the amounts listed on the Statements to the Companies computer reports which were the source of the amounts by performing the following:


The financial organization created by the merger of First Bank System and U.S. Bancorp.

Page Number                             Procedures
--------------------------------------------------------------------------------

Page 1 For Item A) 1., compare the amount of the distribution to Class A Monthly Principal for Collections processed for the Collection Period for the Determination Date to the Payment to Class A Certificateholders as stated on the Settlement Statement, the spreadsheets used by FBS Card Services Inc. to summarize information from Total System Reports, the general ledger, and LIBOR index information, divided by the Amount of Class A Bonds ($394,800,000) for each Determination Date.

Page 1 For Item A) 2., compare the amount of the distribution to Class B Monthly Principal for Collections processed for the Collection Period for the Determination Date to the Payment to Class B Certificateholders as stated on the Settlement Statement divided by the Amount of Class B Bonds ($6,300,000) for each Determination Date.

Page 1 For Item A) 3., compare the amount of the distribution to Collateral Monthly Principal for Collections processed for the Collection Period for the Determination Date to the Payment to Collateral Certificateholders as stated on the Settlement Statement divided by the Amount of CIA Bonds ($18,900,000) for each Determination Date.

Page 1 For Item A) 4., compare the amount of the distribution to Class A Monthly Interest for Collections processed for the Collection Period for the Determination Date to the Interest Funding Account Payment to Class A Investors as stated on the Settlement Statement divided by the Amount of Class A Bonds ($394,800,000) for each Determination Date.

Page 1 For Item A) 5., compare the amount of the distribution to Class A Deficiency for Collections processed for the Collection Period for the Determination Date to the Interest Funding Account Class A Deficiency Amount as stated on the Settlement Statement divided by the Amount of Class A Bonds ($394,800,000) for each Determination Date.

Page 1 For Item A) 6., compare the amount of the distribution to Class A Additional Interest for Collections processed for the Collection Period for the Determination Date to Class A Additional Interest as stated on the Form of Payment and Notification Letter (Trustee Statement), provided by the Servicer to the Trustee monthly,

Page Number                             Procedures
--------------------------------------------------------------------------------

               divided by the Amount of Class A Bonds ($394,800,000) for each Determination Date.

Page 1 For Item A) 7., compare the amount of the distribution to Class B Monthly Interest for Collections processed for the Collection Period for the Determination Date to the Interest Funding Account Payment to Class B Investors divided by the Amount of Class B Bonds ($6,300,000) for each Determination Date.

Page 1 For Item A) 8., compare the amount of the distribution to Class B Deficiency for Collections processed for the Collection Period for the Determination Date to the Interest Funding Account Class B Deficiency Amount as stated on the Settlement Statement divided by the Amount of Class B Bonds ($6,300,000) for each Determination Date.

Page 1 For Item A) 9., compare the amount of the distribution to Class B Additional Interest for Collections processed for the Collection Period for the Determination Date to Class B Additional Interest as stated on the Trustee Statement divided by the Amount of Class B Bonds ($6,300,000) for each Determination Date.

Page 1 For Item A) 10., compare the amount of the distribution to Collateral Monthly Interest for Collections processed for the Collection Period for the Determination Date to the Settlement Statement by adding the Collateral Monthly Interest Distributed and Amount Withdrawn from Spread Account to Fund Shortfalls divided by 1,000 divided by the amount of CIA Bonds ($18,900,000).

Page 1 For Item A) 11., compare the amount of the distribution to Accrued and unpaid Collateral Monthly Interest for the Collection Period for the Determination Date to the Amount of unpaid interest due to CIA Holder on the Settlement Statement divided by the amount of CIA Bonds ($18,900,000).

Page 1 For Item B.) 1.(a), compare the amount of the aggregate amount of Principal Collections allocated to the Class A Certificates for the related Collection Period by multiplying the Principal Component of Collections by the Class A Floating Percentage which is the Beginning Class A Adjusted Invested Amount divided by the Beginning Trust Component plus the Beginning Excess Funding Account Balance or the Beginning Adjusted Invested Amount plus

Page Number                             Procedures
--------------------------------------------------------------------------------

               the Transferor Amount, whichever is greater, as stated on the Settlement Statement.

Page 1 For Item B.) 1.(b), compare the amount of the aggregate amount of Principal Collections allocated to the Class B Certificates for the related Collection Period by multiplying the Principal Component of Collections by the Class B Floating Percentage which is the Beginning Class B Invested Amount divided by the Beginning Trust Component plus the Beginning Excess Funding Account Balance or the Beginning Adjusted Invested Amount plus the Transferor Amount, whichever is greater, as stated on the Settlement Statement.

Page 1 For Item B.) 1. (c), compare the amount of the aggregate amount of Principal Collections allocated to Collateral Investor Interest for the related Collection Period by multiplying the Principal Component of Collections by the Collateral Floating Percentage which is the Beginning Collateral Invested Amount divided by the Beginning Trust Component plus the Beginning Excess Funding Account Balance or the Beginning Adjusted Invested Amount plus the Transferor Amount, whichever is greater, as stated on the Settlement Statement.

Page 1 For Item B.) 2. (a), compare the amount of the Trust Principal Component as of the end of the related Collection Period to the General Ledger by multiplying the Ending Receivables Balance by one minus the Yield Factor (2.00%).

Page 1 For Item B.) 2. (b), compare the amount of the Series 1997-1 Invested Amount for the Collection Period by adding the ending Class A, B and Collateral Invested Amounts on the Settlement Statement as of the end of the related Transfer Date.

Page 1 For Item B.) 2. (c), compare the amount of the Series 1997-1 Adjusted Invested Amount for the Collection Period by adding the ending Class A, B and Collateral Invested Amounts to the Settlement Statement as of the end of the related Transfer Date.

Page 1 For Item B.) 2. (d), compare the amount of the Series 1997-1 Class A Invested Amount to the Beginning Class A Adjusted Invested Amount on the Settlement Statement as of the end of the related Transfer Date.

Page Number                             Procedures
--------------------------------------------------------------------------------

Page 1 For Item B.) 2. (e), compare the amount of the Series 1997-1 Class A Adjusted Invested Amount to the Ending Class A Adjusted Invested Amount on the Settlement Statement as of the end of the related Transfer Date.

Page 1 For Item B.) 2. (f), compare the amount of the Series 1997-1 Class B Invested Amount to the Ending Class B Invested Amount on the Settlement Statement as of the end of the related Transfer Date.

Page 1 For Item B.) 2. (g), compare the amount of the Collateral Invested Amount to the Ending Collateral Invested Amount on the Settlement Statement as of the end of the related Transfer Date.

Page 2 For Item B.) 2. (h), compare the amount of the Floating Allocation Percentage with respect to the related Collection Period to the summation of the Class A, B and Collateral Floating Percentage, (items B. 2. (i), (j) and (k) on the Statement).

Page 2 For Item B.) 2. (i), compare the amount of the Class A Floating Percentage with respect to the related Collection Period to the Settlement Statement by dividing the Beginning Class A Adjusted Investment Amount by the sum of the Beginning Trust Principal Component and the Excess Funding Account Beginning Balance or the Beginning Adjusted Investment Amount and the Transferor Amount, whichever is greater.

Page 2 For Item B.) 2. (j), compare the amount of the Class B Floating Percentage with respect to the related Collection Period to the Settlement Statement by dividing the Beginning Class B Adjusted Investment Amount by the sum of the Beginning Trust Principal Component and the Excess Funding Account Beginning Balance or the Beginning Adjusted Investment Amount and the Transferor Amount, whichever is greater.

Page 2 For Item B.) 2. (k), compare the amount of the Collateral Floating Percentage with respect to the related Collection Period to the Settlement Statement by dividing the Beginning Collateral Investment Amount by the sum of the Beginning Trust Principal Component and the Excess Funding Account Beginning Balance or the Beginning Adjusted Investment Amount and the Transferor Amount, whichever is greater.

Page Number                             Procedures
--------------------------------------------------------------------------------

Page 2 For Item B.) 2. (l), the amount of the Fixed Allocation Percentage with respect to the related Collection Period is not applicable because the Collection Periods reviewed do not fall into the Accumulation or Early Amortization Period as indicated on the Settlement Statement.

Page 2 For Item B.) 2. (m), the amount of the Class A Fixed Percentage with respect to the related Collection Period is not applicable because the Collection Periods reviewed do not fall into the Accumulation or Early Amortization Period as indicated on the Settlement Statement.

Page 2 For Item B.) 2. (n), the amount of the Class B Fixed Percentage with respect to the related Collection Period is not applicable because the Collection Periods reviewed do not fall into the Accumulation or Early Amortization Period as indicated on the Settlement Statement.

Page 2 For Item B.) 2. (o), the amount of the Collateral Fixed Percentage with respect to the related Collection Period is not applicable because the Collection Periods reviewed do not fall into the Accumulation or Early Amortization Period as indicated on the Settlement Statement.

Page 2 For Item B.) 3., compare the amount of the aggregate amount of outstanding balances in the Accounts which were delinquent as of the end of the last day of the related Collection Period to the Settlement Statement for the Aggregate Account Balance and Percentage of Total Receivables for (a) 30-59 days, (b) 60-89 days, (c) 90-119 days, (d) 120-149 days and the Total.

Page 2 For Item B.) 4. (a), compare the amount of the Investor Default Amount for the related Collection Period to the summation of Class A, B and Collateral Investor Default Amounts, (items B. 4.
               (b), (c) and (d) on the Statement).

Page 2 For Item B.) 4. (b), compare the amount of the Class A Investor Default Amount for the related Collection Period Settlement Statement by multiplying the Defaulted Receivable and the Class A Floating Percentage.

Page Number                             Procedures
--------------------------------------------------------------------------------

Page 2 For Item B.) 4. (c), compare the amount of the Class B Investor Default Amount for the related Collection Period to the Settlement Statement by multiplying the Defaulted Receivable and the Class B Floating Percentage.

Page 2 For Item B.) 4. (d), compare the amount of the Collateral Investor Default Amount for the related Collection Period to the Settlement Statement by multiplying the Defaulted Receivable and the Collateral Floating Percentage.

Page 3 For Item B.) 5.(a), compare the amount of the Aggregate Class A Investor Charge-Offs for the related Collection Period to the Class A Required Amount on the Settlement Statement.

Page 3 For Item B.) 5.(b), compare the amount of Class A Charge-Offs per $1,000 of original Certificate Principal Balance for the related Collection Period to the Class A Required Amount on the Settlement Statement divided by the amount of Class A Bonds ($394,800,000).

Page 3 For Item B.) 5.(c), compare the amount of the Aggregate Class B Investor Charge-Offs for the related Collection Period to the Class B Investor Charge-Offs amount on the Settlement Statement.

Page 3 For Item B.) 5.(d), compare the amount of Class B Charge-Offs per $1,000 of original Certificate Principal Balance for the related Collection Period to the Class B Investor Charge-Off Amount on the Settlement Statement divided by the amount of Class B Bonds ($6,300,000).

Page 3 For Item B.) 5.(e), compare the amount of the Aggregate Collateral Investor Charge-Offs for the related Collection Period to the Collateral Investor Charge-Offs Amount on the Settlement Statement.

Page 3 For Item B.) 5.(f), compare the amount of the Collateral Charge-Offs per $1,000 of original Certificate Principal Balance for the related Collection Period to the Collateral Charge-Offs Amount on the Settlement Statement divided by the amount of Collateral Invested Amount Bonds ($18,900,000).

Page 3 For Item B.) 5.(g), compare the amount of the Aggregate Class A Investor Charge-Offs reimbursed on the related Transfer Date to the Reimbursed Investor Charge-Offs on the Settlement Statement.

Page Number                             Procedures
--------------------------------------------------------------------------------

Page 3 For Item B.) 5.(h), compare the amount of the Class A Investor Charge-Offs reimbursed for the related Collection Period to item 5.(g) divided by the amount of Class A Bonds ($394,800,000).

Page 3 For Item B.) 5.(i), compare the amount of the Aggregate Class B Investor Charge-Offs reimbursed for the related Collection Period to the Reimbursed Class B Investor Charge-Offs on the Settlement Statement.

Page 3 For Item B.) 5.(j), compare the amount of the Class B Investor Charge-Offs reimbursed per $1,000 of the original Certificate Principal Balance for the related Collection Period to the amount of the Reimbursed Class B Investor Charge-Offs.

Page 3 For Item B.) 5.(k), compare the amount of the Aggregate Collateral Investor Charge-Offs reimbursed for the related Transfer Date to the Reimbursed Collateral Investor Charge-Offs on the Settlement Statement.

Page 3 For Item B.) 5.(l), compare the amount of the Collateral Investor Charge-Offs reimbursed per $1,000 of original Certificate Principal Balance for the related Collection Period to item 5.(k) divided by the amount of Collateral Invested Amount Bonds ($18,900,000).

Page 3 For Item B.) 6. (a), compare the amount of the Class A Monthly Servicing Fee for the related Collection Period to the Settlement Statement by multiplying the Initial Class A Investment Amount and the Net Servicing Fee Rate of 1% divided by 12.

Page 3 For Item B.) 6. (b), compare the amount of the Class B Monthly Servicing Fee for the related Collection Period to the Settlement Statement by multiplying the Initial Class B Investment Amount and the Net Servicing Fee Rate of 1% divided by 12.

Page 3 For Item B.) 6. (c), compare the amount of the Collateral Monthly Servicing Fee for the related Collection Period to the Settlement Statement by multiplying the Initial Collateral Investment Amount and the Net Servicing Fee Rate of 1% divided by 12.

Page 3 For Item B.) 7. (a), compare the amount of the Reallocated Collateral Principal Collections for the related Collection Period to the Settlement Statement.

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Page Number                             Procedures
--------------------------------------------------------------------------------

Page 3 For Item B.) 7. (b), compare the amount of the Reallocated Class B Principal Collections for the related Collection Period to the Settlement Statement.

Page 3 For Item B.) 7. (c), compare the amount of the Collateral Invested Amount as of the Distribution Date to the Ending Collateral Invested Amount, item B. 2. (g) on the Settlement Statement.

Page 3 For Item B.) 7. (d), compare the amount of the Reallocated Class B Invested Amount as of the Distribution Date to the Ending Class B Invested Amount, item B. 2. (f) on the Settlement Statement.

Page 4 For Item B.) 8. (a), compare the amount of the Aggregate Yield Collections (including Net Interchange) processed during the related Collection Period allocated in respect of the Class A Investor Certificate to the Settlement Statement by multiplying the Yield Collections by the Class A Floating Percentage, defined in item B. 2. (i) on the Statement.

Page 4 For Item B.) 8. (b), compare the amount of the Aggregate Yield Collections (including Net Interchange) processed during the related Collection Period allocated in respect of the Class B Investor Certificate to the Settlement Statement by multiplying the Yield Collections by the Class B Floating Percentage, defined in item B. 2. (j) on the Statement.

Page 4 For Item B.) 8. (c), compare the amount of the Aggregate Yield Collections (including Net Interchange) processed during the related Collection Period allocated in respect of the Collateral Investor Certificate to the Settlement Statement by multiplying the Yield Collections by the Collateral Floating Percentage, defined in item B. 2. (k) on the Statement.

Page 4 For Item B.) 9. (a), compare the amount of the Principal Funding Account Amount on the related Transfer Date to the Principal Funding Account ending balance on the Settlement Statement.

Page 4 For Item B.) 9. (b), compare the amount of the Deficit Controlled Accumulation Amount with respect to the related Collection Period to the Deficit Controlled Accumulation Amount on the Settlement Statement.

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Page Number                             Procedures
--------------------------------------------------------------------------------


Page 4 For Item B.) 9. (c), compare the amount of the Principal Funding Investment Proceeds deposited in the Collection Account on the related Transfer Date to the Principal Funding Investment Proceeds on the Settlement Statement.

Page 4 For Item B.) 9. (d), compare the amount of the Reserve Draw Amount deposited in the Collection Account on the related Transfer Date to the Reserve Draw Amount on the Settlement Statement.

Page 4 For Item B.) 10., compare the amount of the Reserve Draw Amount on the related Transfer Date to the Reserve Draw Amount on the Settlement Statement.

Page 4 For Item B.) 11., compare the amount of the Overconcentration Draw Amount on the related Transfer Date to the Overconcentration Draw Amount on the Settlement Statement.

Page 4 For Item B.) 12. (a), compare the amount of the Class A Available Funds on deposit in the Collection Account on the related Transfer Date to the Class A Available funds on the Settlement Statement which is Yield Collections minus Servicer Interchange multiplied by the sum of the Class A Floating Percentage, Reserve Draw Amount, Interest and Earnings included in Class A Available Funds, and Principal Funding Investment Proceeds.

Page 4 For Item B.) 12. (a), compare the amount of the Class B Available Funds on deposit in the Collection Account on the related Transfer Date to the Class B Available funds on the Settlement Statement which is Yield Collections minus Servicer Interchange multiplied by the Class B Floating Percentage.

Page 4 For Item B.) 12. (a), compare the amount of the Collateral Available Funds on deposit in the Collection Account on the related Transfer Date to the Collateral Available funds on the Settlement Statement which is Yield Collections minus Servicer Interchange multiplied by the Collateral Floating Percentage.

Page 4 For Item B.) 13. (a), compare the amount of the Portfolio Yield for the related Collection Period to the Portfolio Yield on the Settlement Statement which is Yield Component of Collections plus Interest and Earnings on funds on deposit in Excess Funding Account times Floating Allocation Percentage plus Principal

Page Number                             Procedures
--------------------------------------------------------------------------------

               Funding Investment Proceeds, Reserve Draw Amount, and Overconcentration Draw Amount, minus Investor Default Amount allocable to Series 1997-1 divided by the Ending Class B Invested Amount, and the Ending Collateral Invested Amount, multiplied by 12.

Page 4 For Item B.) 13. (b), compare the amount of the Base Rate for the related Collection Period to the Base Rate on the Settlement Statement which is the sum of Class A, B and Collateral Monthly Interest and Class A, B and Collateral Servicing Fee divided by the sum of the Ending Class A Invested Amount, the Ending Class B Invested Amount, and the Ending Collateral Invested Amount, multiplied by 12.

Page 4 For Item B.) 14., compare the amount of the Monthly Payment Rate for the related Collection Period by dividing collections from the Settlement Statement by the Ending Receivables balance for the prior month from the Settlement Statement.

Page 4 For Item B.) 15., compare the amount of the Principal Payment Rate for the related Collection Period by dividing the Principal Component of Collections by the Ending Trust Principal Component for the prior month from the Settlement Statement.

Page 4 For Item B.) 16. compare the amount of the Gross Losses as a Percentage of Charge Volume and Fees for the related Collection Period to the Settlement Statement by dividing the Gross Defaulted Receivables by Gross Charge Volume and Fees multiplied by the Monthly Payment Rate, item B. 14. on the Statement, multiplied by 12.

Page 4 For Item B.) 17., compare the amount of the Minimum Transferor's Percentage for the related Collection Period to the product of the maximum aggregate adjustments / Gross Charge Volume & Fees over past 12 months, the Dilution Horizon Percentage, Gross Charge Volume & Fees / Ending Receivables, and Stressed Trust Dilution Factor Balance divided by 2, rounded up, and multiplied by 2 if greater than .01 as stated on the Settlement Statement.

Page 5 For Item 1., compare the amount of the Investor Percentage of Principal Collections for the related Collection Period by multiplying the Principal Component of Collections from the

Page Number                             Procedures
--------------------------------------------------------------------------------


               Settlement Statement by the Floating Allocation Percentage at item B. 2. (h) on the Statement.

Page 5 For Item 2., compare the amount of the Investor Percentage of Yield Collections for the related Collection Period by multiplying the Yield Component and Interest Earnings on Funds in Excess Funding Account on the Settlement Statement by the Floating Allocation Percentage at item B.2. (h) on the Statement.

Page 5 For Item 3., compare the amount of the Investor Percentage of Net Interchange for the related Collection Period to the Settlement Statement by multiplying the Net Interchange from the Settlement Statement by the Floating Allocation Percentage at item B. 2. (h) on the Statement.

Page 5 For Item 4., compare the amount of the Servicer Interchange for the related Collection Period to the Servicer Interchange Amount on the Settlement Statement.

Page 5 For Item 5., compare the amount of the aggregate amount of funds on deposit in Collection Account allocable to Series 1997-1 Certificates to the Settlement Statement by adding Collections and Net Interchange.

Page 5 For Item 6., compare the amount of the Funds in Principal Funding Account allocable to Series 1997-1 Certificates for the related Collection Period to the Settlement Statement.

Page 5 For Item 7., compare the amount of the aggregate amount of funds paid in accordance with the Loan Agreement pursuant to Section
               4.11 by adding the Collateral Monthly Interest Funded and Amounts due Collateral Interest Holder on the Settlement Statement.

Page 5 For Item 8., compare the amount of the Required Collateral Invested Amount over the Collateral Invested Amount for the related Collection Period to the Settlement Statement.

Page 5 For Item 9., compare the amount of the Collateral Invested Amount for the related Collection Period to item B. 2. (g) on the Statement.

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Page Number                             Procedures
--------------------------------------------------------------------------------

Page 5 For Item 10. (i), compare the amount of Monthly Interest, Deficiency Amounts, and Additional Interest payable to the Class A Certificateholders for the related Collection Period to the Settlement Statement.

Page 5 For Item 10. (ii), compare the amount of Monthly Interest, Deficiency Amounts, and Additional Interest payable to the Class B Certificateholders for the related Collection Period to the Settlement Statement.

Page 5 For Item 10. (iii), compare the amount of Monthly Interest, Deficiency Amounts, and Additional Interest payable to the Collateral Interest Holder for the related Collection Period to the Settlement Statement.

Page 5 For Item 11. (i), compare the amount of Principal payable to the Class A Certificateholders for the related Collection Period to the Settlement Statement.

Page 5 For Item 11. (ii), compare the amount of Principal payable to the Class B Certificateholders for the related Collection Period to the Settlement Statement.

Page 5 For Item 11. (iii), compare the amount of Principal payable to the Collateral Interest Holder for the related Collection Period to the Settlement Statement.

Page 5 For Item 12. (i), compare the amount of all amounts payable to the Class A Certificateholders for the related Collection Period from the summation of item 10. (i) and 11. (i) on the Statement.

Page 5 For Item 12. (ii), compare the amount of all amounts payable to the Class B Certificateholders for the related Collection Period from the summation of item 10. (ii) and 11. (ii) on the Statement.

Page 5 For Item 12.) (iii), compare the amount of all amounts payable to the Collateral Interest Holder for the related Collection Period from the summation of item 10. (iii) and 11. (iii) on the Statement.

Page 5 For Item 13.), compare the status of an Early Amortization Event to the Settlement Statement.

                                        Very truly yours,

                                        Ernst & Young LLP

                                        Acknowledgments:

                                        /s/ Randy L. Ritterman
                                        ----------------------------------------
                                        Randy L. Ritterman
                                        U.S. Bancorp



                                        /s/ David P. Grandstrand
                                        ----------------------------------------
                                        David P. Grandstrand
                                        U. S. Bancorp

                                    ATTACHMENT B
                                DETAIL OF EXCEPTION



     MARCH 1997 MONTHLY                                              AS                 AS
CERTIFICATEHOLDER STATEMENT                  DESCRIPTION         CALCULATED          REPORTED
-------------------------------------------------------------------------------------------------
                              Gross Losses as a Percentage of
Page 4, Item B.) 16           Charge Volume & Fees                  0.32%              0.33%